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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84352 and 33-65183) of The Goodyear Tire & Rubber Company of our report dated June 25, 2004 relating to the financial statements of the Employee Savings Plan for Bargaining Unit Employees, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 25, 2004